     Exhibit 99.1 Bulldog Technologies Unleashes Own Web Based Software Platform “BOSStrak” “BOSStrak” is Next Step in the Success of MiniBOSS and RoadBOSS GTS Products

RICHMOND, British Columbia, February 6, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), premier provider of wireless security solutions and sensor networks that secure, monitor, track and recover assets in the global supply chain, has reached another milestone. BOSStrak, a Location Based Service, is an entirely web based mapping and device control software application that has just been successfully deployed into the commercial environment. BOSStrak represents a valuable piece of intellectual property that is entirely owned by Bulldog Technologies Inc.

BOSStrak is the next step in the success of Bulldog’s MiniBOSS and RoadBOSS GTS products and integrates a secure web based mapping client with a unique customer driven feature set that opens up new and exciting opportunities. Faced with seemingly insurmountable firewall, internet access and security issues, companies were reluctant to relinquish any IT security measures to enable access to the real-time data. BOSStrak has broken through these barriers and now allows access to real time data without compromising even the tightest of IT security measures. This will ultimately unlock sales that have been previously delayed due to these heightened security measures.

In a message from the CEO, John Cockburn stated, “The launch of this application is a giant leap forward for Bulldog, opening up a multitude of opportunities for us while increasing our revenue stream. Customer approval of BOSStrak has been tremendous as it has put the true power of the MiniBOSS and RoadBOSS GTS directly into the customer’s hands. Hats off to our top flight Bulldog team for delivering just what the customer has asked for.”

BOSStrak features include a mapping engine that places an icon precisely at the location indicated, and a link to satellite imaging gives a valuable perspective to the actual location. Easy to use functions allow commands to be sent to Bulldog’s devices allowing the customer to remotely program and configure them for custom applications. Intuitive history tools can trace the path of the MiniBOSS or RoadBOSS GTS and produce a history report and accompanying map. For companies that have deployed large numbers of devices, a FleetView window can display at a glance the location and status of every device in their fleet. Online help and user manuals have eased the learning curve for the user, making BOSStrak a valuable tool in the cargo security professional’s arsenal.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover assets in their supply chains. The Company is public and trades on the US OTC market under the symbol BLLD. Bulldog counts some of the world’s best known and respected brand names and service providers as its customers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, and are processed and redistributed to final destinations.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc. Jan Roscovich (604) 271-8656 Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.